INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-59171, 33-58511, 33-33496, 33-30648, 333-42413, and 333-68607 of Tektronix,
Inc. on Form S-8 and Registration Statement Nos. 33-58635, 33-58513, 33-18658, 33-59648, and 333-73345 of Tektronix, Inc. on Form S-3 of our report dated June 23, 1999, incorporated by reference in this Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 29, 1999.



DELOITTE & TOUCHE LLP

Portland, Oregon
August 24, 1999